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                                EXHIBIT 21.01

                       LIST OF WHOLLY OWNED SUBSIDIARIES
                         RATIONAL SOFTWARE CORPORATION

NAME                                            JURISDICTION OF INCORPORATION
-------------------------------------------     -------------------------------
Rational International                          California

Performance Awareness Corporation               North Carolina

Requisite, Inc.                                 Colorado

SQA Holdings, Inc.                              Delaware

Rational Software Corporation Limited,
 Incorporated                                   United Kingdom

Rational SARL                                   France

Rational GmbH                                   Germany

Rational Software Scandinavia AB                Sweden

SoftLab AB                                      Sweden

Rational Software Pty Ltd.                      Australia

Rational Software Korea Limited                 Korea

Rational Software Do Brasil Ltda.               Brazil

Rational Software Corporation Pvt. Ltd.         India

Rational Software New Zealand Limited           New Zealand